SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐            Preliminary Proxy Statement
☐            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒            Definitive Proxy Statement
☐            Definitive Additional Materials
☐            Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MASTEC, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
☒            No fee required
☐            Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐            Fee paid previously with preliminary materials.

☐            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)	Amount Previously Paid:

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS
SECURITY OWNERSHIP
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
AUDIT COMMITTEE AND AUDIT RELATED INFORMATION
MISCELLANEOUS
APPENDIX A

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

     The 2004 Annual Meeting of Shareholders of MasTec, Inc. will be held on Thursday, November 18, 2004 at 9:30 a.m., local time, at Douglas Entrance, Grand Ballroom, 800 Douglas Road, Coral Gables, Florida 33134. At the Annual Meeting, shareholders will be asked to vote on the following proposals:

     1. The election of one director as a Class II director to serve until the 2006 Annual Meeting of Shareholders; and the election of three directors as the Class III directors to serve until the 2007 Annual Meeting of Shareholders;

     2. Such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

     The proposals are discussed more fully in the Proxy Statement accompanying this notice. Shareholders of record at the close of business on October 15, 2004 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure that your stock is represented at the meeting in case you are not personally present, you are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Return of the proxy card will not prevent you from voting in person at the meeting should you decide to do so. As an alternative, all shareholders are encouraged to vote by telephone or online and enroll for electronic delivery of future proxy and other materials. Please go to www.mastec.com under Investor Relations or follow the instructions accompanying your proxy card for more information and enrollment.

By Order of the Board of Directors,

Austin J. Shanfelter, President and Chief Executive Officer
Miami, Florida
October 21, 2004

We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting as described in the proxy statement.

MasTec

PROXY STATEMENT

2004 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 18, 2004

October 21, 2004

     The Board of Directors of MasTec, Inc. is furnishing this Proxy Statement to solicit proxies on its behalf to be voted at the 2004 Annual Meeting of Shareholders of MasTec to be held at Douglas Entrance, Grand Ballroom, 800 Douglas Road, Coral Gables, Florida 33134, on November 18, 2004, at 9:30 a.m. local time. At the Annual Meeting, our shareholders will be asked to vote on the election of three directors to serve as Class III Directors until the 2007 Annual Meeting of Shareholders, one director to serve as a Class II director until the 2006 Annual Meeting of Shareholders and such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

     This Proxy Statement and the Annual Report on Form 10-K containing the financial statements for the year ended December 31, 2003 are first being mailed or transmitted electronically on or about October 25, 2004 to shareholders of record at the close of business on October 15, 2004. All properly executed written proxies and all properly completed proxies submitted by telephone or via the Internet will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

     Only holders of record of shares of common stock at the close of business on October 15, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the meeting.

VOTING

General

     The securities that can be voted at the Annual Meeting consist of our common stock, with each share entitling its owner to one vote on all matters brought before the Annual Meeting. Only shareholders of record at the close of business on October 15, 2004 are entitled to vote at the Annual Meeting. On the record date, 48,404,087 shares of common stock were outstanding and eligible to be voted at the Annual Meeting and there were 2,142 record shareholders.

Proxies

     If you are not present in person at the Annual Meeting, your shares can be voted only if represented by proxy or if you vote telephonically or online. The shares represented by your proxy will be voted in accordance with your instructions only if you properly complete, sign and return the accompanying proxy card to our Secretary prior to the Annual Meeting or vote your ballot telephonically or online.

     Shareholders are eligible to vote electronically through the Internet or by telephone. Please go to www.mastec.com under Investor Relations or follow the instructions accompanying your proxy card for more information on voting by telephone or online and registering to receive future proxy and other materials online.

     Shareholders not wishing to vote telephonically or electronically through the Internet or whose proxy card does not reference telephone or online voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via telephone or online does not affect the right to vote in person at the Annual Meeting. If no choice is specified on the proxy card, the shares represented by the proxy will be voted for the election of all nominees for director and in the discretion of the holder of the proxy on all other matters that may properly come before the Annual Meeting.

Quorum and Vote Required

     The presence, in person or by proxy, of a majority of the shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

     If a quorum is present, directors will be elected pursuant to the affirmative vote of a plurality of the shares of common stock voting in person or represented by proxy at the Annual Meeting, which means that the four nominees must receive the most affirmative votes to be elected to the Board of Directors. In voting to elect nominees to the Board of Directors, shareholders may vote in favor of all the nominees or any individual nominee or withhold their votes as to all the nominees or any individual nominee. In accordance with Florida law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

     As of October 15, 2004 (the record date for the Annual Meeting), our directors and executive officers beneficially owned or controlled approximately 23,755,003 shares of our common stock (2,566,850 of which are shares beneficially owned through options exercisable within 60 days), constituting approximately 44.34% of the outstanding common stock. We believe that these holders will vote their shares of common stock in favor of the nominees for directors. Therefore, the presence of a quorum and the election of the director nominees are reasonably assured.

Revoking Your Proxy

     A proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by:

•	written notice delivered to our Corporate Secretary at 800 Douglas Road, 12th Floor, Coral Gables, FL 33134,

•	executing and delivering to our Corporate Secretary a proxy with a later date,

•	attending the Annual Meeting and voting in person or

•	submitting a telephonic or electronic vote with a later date.

     With respect to telephonic or electronic votes, the last vote transmitted will be the vote counted. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

     If you hold shares of our common stock in street name and wish to vote in person at the meeting, you must present a recent proxy validating your ownership of the shares of common stock intended to be voted from your bank, broker or other nominee that holds of record your shares of common stock and proof of identity for entrance to the meeting.

Costs of this Proxy

     In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by MasTec.

Voting by Participants in the MasTec 401(k) Retirement Plan

     Separate proxy cards are being transmitted to all persons who have shares of our common stock allocated to their accounts as participants or beneficiaries under the MasTec, Inc. 401(k) Retirement Plan (the “401(k) Plan”). These proxy cards appoint Investors Bank & Trust, which acts as Trustee for the 401(k) Plan, to vote the shares held for the accounts of the participants or their beneficiaries in the 401(k) Plan in accordance with the instructions noted thereon. In the event no proxy card is received from a participant or beneficiary or a proxy card is received without instructions, or in the event shares are not yet allocated to any participant’s account, the Trustee will vote the shares of stock of the participant and any unallocated shares “FOR” the four nominees for director. The Trustee does not know of any other business to be brought before the Annual Meeting but it is intended that, if any other matters properly come before the Annual Meeting, the Trustee as proxy will vote upon such matters according to its judgment.

     Any 401(k) Plan participant or beneficiary who executes and delivers a proxy card to the Plan Tabular may revoke it at any time prior to its use by executing and delivering to the Plan Tabular a duly executed proxy card bearing a later date or by giving written notice to the Plan Tabular at the following address: ADP Investor Communication Services, Attention: Tabulation Department, 51 Mercedes Way, Edgewood, NY 11717. Under the terms of the 401(k) Plan, only the Trustee of the 401(k) Plan can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     The Board of Directors has nominated each of Robert J. Dwyer, Frank E. Jaumot, and Jose S. Sorzano to stand for election as Class III directors at the Annual Meeting, to hold office until the 2007 Annual Meeting and Carlos M. de Cespedes to stand for election as a Class II director at the Annual Meeting, to hold office until the 2006 Annual Meeting and until their respective successors are elected and qualified. The Board of Directors currently is composed of nine directors elected in three classes, with three Class I, three Class II, and three Class III directors. Directors in each class hold office for three-year terms. The terms of the classes are staggered so that the term of only one class terminates each year. The terms of the current Class III directors expire at the Annual Meeting; if elected, the nominees for Class III directors will serve until the 2007 Annual Meeting of Shareholders. The terms of the Class I directors expire at the 2005 Annual Meeting of Shareholders and the terms of the Class II directors expire at the 2006 Annual Meeting of Shareholders.

     Additional background information regarding the nominees for election is provided below. MasTec has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board of Directors.

     The Board of Directors recommends that you vote FOR each of the nominees named above. Unless otherwise indicated, the accompanying form of proxy will be voted FOR the election of each of the nominees for election as a Class II or Class III director named above.

Information as to Nominees and Other Directors

Nominee for Class II Director

     Carlos M. de Cespedes, 54, joined our Board of Directors in September 2004. Mr. de Cespedes is Chairman and Chief Executive Officer of Pharmed Group Holdings of Miami. In 1980, Mr. de Cespedes co-founded Pharmed with his brother, Jorge, and it has grown under their leadership to almost $600 million in revenues for 2003. Pharmed is the largest minority-owned distributor of medical, surgical, and rehabilitative supplies in the United States. Mr. de Cespedes has been actively involved in numerous charitable and community organizations, including the Board of Directors for Florida International University. Additionally, he has served on the boards of the University of Miami ALS Foundation, Mesa Redonda and Alliance for Ethical Government.

Nominees for Class III Directors

     Robert J. Dwyer, 61, joined our Board of Directors in October 2004. Mr. Dwyer retired in 1999. Prior to 1999, Mr. Dwyer spent 17 years with Morgan Stanley and Dean Witter Reynolds in various executive positions. Mr. Dwyer currently is an advisor to Morgan Stanley and Co. and is a private equity investor. Mr. Dwyer has numerous charitable and civic interests. He currently serves as Chairman of the Board of Trustees for Niagara University and also serves on the Niagara University Executive Committee. He serves on the Susan G. Komen Breast Cancer Foundation, North Jersey and is on the investment committee for the Vincentian Order. Mr. Dwyer also serves as the President of Dwyer Family Foundation, Inc.

     Frank E. Jaumot, 47, joined our Board of Directors in September 2004. Mr. Jaumot has been the Director of Accounting and Auditing for the certified public accounting firm of Ahearn, Jasca and Company, P.A since 1991. From 1979 to 1991, Mr. Jaumot was associated with Deloitte and Touche. Mr. Jaumot is a certified public accountant in Florida and Ohio and is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. He also is a member of the Board of Directors for Junior Achievement of South Florida.

     Jose S. Sorzano, 63, has been a member of our Board of Directors since October 1994. Mr. Sorzano has been Chairman of The Austin Group, Inc., an international corporate consulting firm, since 1989, a director of Ultra-Scan Corp., a privately held biometric company, and a director for CIPE, the Center for International Private Enterprise. Mr. Sorzano was also Special Assistant to President Reagan for National Security Affairs from 1987 to 1988; Associate Professor of Government, Georgetown University, from 1969 to 1987; and Ambassador and U.S. Deputy to the United Nations from 1983 to 1985.

Class I Directors

     Jorge Mas, 41, has been our Chairman of the Board of Directors since January 1998 and a director since March 1994. From March 1994 to October 1999, Mr. Mas was our Chief Executive Officer. In addition, Mr. Mas is the Chairman of the Board of Directors of Neff Corp. and is a member of the Board of Directors of Nova Southeastern University. Mr. Mas has been Chairman of the Board of the Cuban American National Foundation, Inc., a not-for-profit corporation, since July 1999. Mr. Mas is the brother of Jose Mas.

     Jose R. Mas, 32, has been a member of our Board of Directors since August 2001. Mr. Mas has been our Vice Chairman and Executive Vice President – Business Development since August 2001. Mr. Mas has served in a number of capacities at the operating level with us since 1991, most recently as President of one of our service offerings from May 1999 to August 2001. He is also a member of the Board of Directors of Neff Corp. Mr. Mas is the brother of Jorge Mas, MasTec’s Chairman of the Board.

     Julia L. Johnson, 41, has been a member of our Board of Directors since February 2002. From January 2001 to the present, Ms. Johnson has been President of NetCommunications, L.L.C., a strategy consulting firm specializing in the communications, energy, and information technology public policy arenas. Prior to founding NetCommunications, Ms. Johnson was Vice President of Marketing for MILCOM Technologies, Inc., a military technology commercialization company, from March 2000 to August 2001. From November 2001 to the present, Ms. Johnson has also served as founder and Chairman of the Emerging Issues Policy Forum, a public policy organization established to promote open public policy discussions on key market, industrial and regulatory issues. Ms. Johnson served on the Florida Public Service Commission from January 1992 until November 1999, serving as chairwoman from January 1997 to January 1999. Ms. Johnson also chaired Florida’s Information Service Technology Development Task Force, which advised Florida Governor Jeb Bush on information technology policy and related legislative issues, from November 1999 to July 2001. In June 2001, Governor Bush appointed Ms. Johnson to the Florida Board of Education for a four-year term. She currently serves on the University of Florida Foundation Board of Trustees.

Class II Directors

     Austin J. Shanfelter, 47 has been our Chief Executive Officer and President and a member of our Board of Directors since August 2001. From February 2000 until August 2001, Mr. Shanfelter was our Chief Operating Officer. Prior to being named Chief Operating Officer, he served as President of one of our service operations from January 1997. Mr. Shanfelter has been in the telecommunications infrastructure industry since 1981. Mr. Shanfelter has been a member of the Board of Directors of the Power and Communications Contractors Association (PCCA),

an industry trade group, since 1993. He is also the Chairman of the Cable Television Contractors Council of the PCCA. Mr. Shanfelter has also been a member of the Society of Cable Television Engineers since 1982 and the National Cable Television Association since 1991.

     John Van Heuvelen, 58 has been a member of our Board of Directors since June 2002. Mr. Van Heuvelen spent 13 years with Morgan Stanley and Dean Witter Reynolds in various executive positions in the mutual fund, unit investment trust and municipal bond divisions before serving as president of Morgan Stanley Dean Witter Trust Company from 1993 until 1999. Since 1999, Mr. Van Heuvelen has been a private equity investor based in Denver, Colorado. His investment activities have included private telecom and technology firms, where he still remains active.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

Board and Committee Meetings

     The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board and its committees also act by written consent. During 2003, the Board of Directors met on five occasions. During 2003, each of the current directors attended 100% of the Board meetings and the meetings of each committee on which such director serves. The Board of Directors, in the exercise of its reasonable business judgment, has determined that a majority of our directors qualify as independent directors pursuant to the New York Stock Exchange and Securities and Exchange Commission regulations. In making the determination of independence, the Board considered that no independent director has a material relationship with MasTec, either directly or as a partner or shareholder of an organization that has a relationship with MasTec or (ii) any other relationships that in the Board’s judgment would interfere with the director’s independence.

     The Executive Committee is composed of Jorge Mas, who serves as Chairman and Austin J. Shanfelter. The principal function of the Executive Committee is to act for the Board of Directors when action is required between full Board meetings. During 2003, the Executive Committee did not meet, but did take action through written consents.

     The Audit Committee is composed of John Van Heuvelen who is currently serving as its Chairman, Julia L. Johnson and Frank E. Jaumot. Arthur B. Laffer served as Chairman of the Audit Committee throughout 2003 until his resignation from the Audit Committee on March 11, 2004. Sherrill W. Hudson served as Chairman of the Audit Committee from March 11, 2004 through July 7, 2004. In order to accept a position as Chairman and Chief Executive Officer of TECO Energy, Inc, Mr. Hudson resigned from all other public boards, including his position as a MasTec director and Audit Committee Chairman. The Audit Committee oversees MasTec’s financial reporting and compliance program on behalf of the Board of Directors. The Audit Committee also is required to approve all audit and nonaudit services provided by our independent auditor, including the scope of and fees paid to the independent auditor. MasTec’s Board of Directors has adopted a charter that sets forth the responsibilities of the Audit Committee. During 2003, the Audit Committee met on six occasions. The Board of Directors, in the exercise of its reasonable business judgment, has determined that (i) Mr. Van Heuvelen qualifies as an “audit committee financial expert,” (ii) each member of the Audit Committee is financially literate and (iii) each member of the Audit Committee is independent, pursuant to the applicable New York Stock Exchange and Securities and Exchange Commission regulations. Please refer to the section entitled “Audit Committee and Audit Related Information” for further information.

     The Compensation Committee is composed of John Van Heuvelen, who currently serves as Chairman, Julia L. Johnson, and Jose S. Sorzano, all of whom the Board of Directors, in the exercise of its reasonable business judgment, has determined to be independent directors. William N. Shiebler served as Chairman of the Compensation Committee throughout 2003 and until his resignation from our Board of Directors in August 2004. The Compensation Committee is charged with determining compensation for the Chief Executive Officer and the other senior management of MasTec, establishing salaries, bonuses and other compensation for MasTec’s executive and operating officers, administering MasTec’s stock option, stock purchase and incentive compensation plans and recommending to the Board of Directors changes to the plans. MasTec’s Board of Directors has adopted a charter that sets forth the responsibilities of the Compensation Committee. During 2003, the Compensation Committee met on one occasion.

     The Nominating and Corporate Governance Committee is composed of John Van Heuvelen, who serves as Chairman, Julia L. Johnson, and Jose S. Sorzano, all of whom, the Board of Directors, in the exercise of its reasonable business judgment, has determined to be independent. The Nominating and Corporate Governance Committee is responsible for developing qualifications for members of the Board of Directors, recommending to the Board of Directors candidates for election to the Board of Directors and evaluating the effectiveness and performance of the Board of Directors. The Nominating and Corporate Governance Committee also develops, implements and monitors MasTec’s corporate governance principles and its code of business conduct and ethics; monitors and safeguards the Board’s independence; and annually undertakes performance evaluations of the Board committees and the full Board of Directors. MasTec’s Board of Directors has adopted a charter that sets forth the responsibilities of the Nominating and Corporate Governance Committee. During 2003, the Nominating and Corporate Governance Committee met on one occasion.

     The Nominating and Corporate Governance Committee has no specific minimum qualifications for director candidates. In general, however, persons considered for membership on the Board must have demonstrated leadership capabilities, be of sound mind and high moral character and be willing and able to commit the necessary time for Board and committee service. In evaluating potential candidates for service on the Board of Directors, the Nominating and Corporate Governance Committee will consider, consistent with its charter, the candidate’s education: range and depth of business experience: availability; potential contributions to MasTec; the mix of interests, experiences and attributes of the incumbent directors; the existence or lack thereof, of potential conflicts created by the candidate’s current board memberships or other commitments; the candidate’s ability to satisfy the need for any required expertise on the Board or one of its committees; and such other factors as the Nominating and Corporate Governance Committee may, in its discretion, deem important to successful service as a director. The Nominating and Corporate Governance Committee retained an independent consulting firm to assist in identifying and evaluating director candidates.

     The Nominating and Corporate Governance Committee will consider candidates recommended by the shareholders pursuant to written applications submitted to us at 800 Douglas Road, 12th Floor, Coral Gables, FL 33134; Attention: Corporate Secretary, at least 150 days prior to the Annual Meeting as required by MasTec’s bylaws, as amended. Shareholder proposals for nominees should include biographical and other related information regarding the proposed nominee sufficient to comply with applicable disclosure rules and a statement from the shareholder as to the qualifications and willingness of the candidate to serve on our Board of Directors. No recommended nominees have been received by the Nominating and Corporate Governance Committee from any shareholder or group of shareholders who beneficially own five percent or more of the Company’s common stock.

     The full text of our current Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters and our Corporate Governance Guidelines are available on MasTec’s website located at www.mastec.com.

Other Corporate Governance Matters

     To communicate with our Board of Directors or individual members of the Board, you may write to Board of Directors, c/o Corporate Secretary, MasTec, Inc., 800 Douglas Road 12th Floor, Coral Gables, Florida 33134.

     MasTec does not have a policy requiring our directors to attend the Annual Meeting. All of our then-current directors attended our 2003 Annual Meeting of Shareholders.

     MasTec has adopted a Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer and other employees. The full text of the Code of Conduct is available on MasTec’s website at www.mastec.com. Any amendments to or waivers of the Code of Conduct will be promptly posted on the website.

Compensation of Directors

     During the last five years, MasTec has not paid its directors an annual cash retainer or other fees for serving as a director or attending meetings, however, MasTec considered paying such retainers and fees in the future. Directors are reimbursed for their reasonable expenses in attending Board and committee meetings. Prior to 2003, non- employee directors were eligible to receive discretionary grants of stock options under MasTec’s Stock Option

Plan for Non-Employee Directors. In 2003, MasTec implemented its Amended and Restated 2003 Stock Incentive Plan for Non-Employees pursuant to which non-employee directors receive formula option grants of 20,000 shares of our common stock upon election or appointment to the Board, 20,000 shares of our common stock upon each re-election and 7,500 shares of our common stock following each Annual Meeting of Shareholders at which a non-employee director does not stand for reelection. In addition to the foregoing, the Compensation Committee, which administers the Amended and Restated 2003 Stock Incentive Plan for Non-Employees, may make discretionary grants of stock options and restricted stock awards to non-employee directors. All options expire ten years from the date of grant and vest annually over three years. All options are granted at an exercise price equal to the fair market value of MasTec’s common stock based on the closing price of our common stock on the New York Stock Exchange on the date of grant.

     Pursuant to the Amended and Restated 2003 Incentive Stock Option Plan, Julia L. Johnson and Jose S. Sorzano each received a formula grant of options to purchase 7,500 shares of our common stock in June 2003, John Van Heuvelen received a formula grant for options to purchase 20,000 shares of our common stock in June 2003. In addition, in December 2003, Mr. Sorzano received a discretionary grant of options to purchase 50,000 shares of our common stock and Ms. Johnson and Mr. Van Heuvelen each received a discretionary grant to purchase 30,000 shares of our common stock. In December 2003, former directors, Joseph P. Kennedy, Arthur B. Laffer and William N. Sheibler, also received discretionary grants to each purchase 50,000 shares of common stock. In December 2003, former director, Sherrill W. Hudson, received a formula grant for options to purchase 20,000 shares of common stock.

SECURITY OWNERSHIP

Principal Shareholders

     The following table sets forth the beneficial ownership as of October 15, 2004 of common stock by (i) each director of MasTec and each Named Executive Officer (as defined under the caption “Executive Compensation – Summary Compensation Table” below), and (ii) all executive officers and directors of MasTec as a group. Unless otherwise indicated, each named shareholder has sole voting and investment power with respect to the shares beneficially owned by the shareholder. MasTec is not aware of any other shareholder who beneficially owned more than 5% of MasTec’s common stock on October 15, 2004.

	Common Stock Beneficially Owned
			Percent of
	Number		Common Stock
Name	of Shares		Outstanding
Jorge Mas	20,095,886	(1)	37.51%
Chairman of the Board
Jose Mas	2,357,889	(2)	4.40%
Vice Chairman of the Board and Executive Vice President
Carlos M. de Cespedes	3,961	(3)	*
Director
Robert J. Dwyer	0		*
Director
Frank E. Jaumot	3,892	(3)	*
Director
Julia L. Johnson	32,475	(4)	*
Director
Jose S. Sorzano	131,978	(4)	*
Director
John Van Heuvelen	36,600	(4)	—
Director
Austin J. Shanfelter	947,778	(4)	1.77%
Director, President and Chief Executive Officer

	Common Stock Beneficially Owned
			Percent of
	Number		Common Stock
Name	of Shares		Outstanding
Donald P. Weinstein	73,234	(5)	*
Former Executive Vice President and Chief Financial Officer
Eric J. Tveter	71,310	(5)	*
Former Executive Vice President and Chief Operations Officer
All executives officers and directors as a group (11 persons)	23,755,003	(4)	44.34%

* Less than 1%.

(1)	Includes 9,621,016 shares owned directly by the Jorge L. Mas Canosa Holdings I Limited Partnership, a Texas limited partnership (the “Family Partnership”), and indirectly by Jorge Mas, as the president and sole director of Jorge L. Mas Canosa Holdings Corporation, a Texas corporation, the sole general partner of the Family Partnership; and 8,599,361 shares owned of record by Jorge Mas Holdings I Limited Partnership, a Texas limited partnership (“Jorge Mas Holdings”). The sole general partner of Jorge Mas Holdings is Jorge Mas Holdings Corporation, a Texas corporation that is wholly-owned by Mr. Jorge Mas. Also includes 282,670 shares owned of record by the Mas Family Foundation, Inc., a Florida not-for-profit corporation (the “Family Foundation”) of which Mr. Jorge Mas is the president; 1,166,791 shares covered by options exercisable within 60 days of October 15, 2004; and 426,048 shares owned of record individually. Mr. Jorge Mas disclaims beneficial ownership of the shares held by the Family Partnership except to the extent of his pecuniary interest therein, and disclaims beneficial ownership of all of the shares owned by the Family Foundation. The business mailing address for Mr. Jorge Mas is c/o MasTec, Inc., 800 Douglas Road, 12th Floor, Coral Gables, Florida 33134

(2)	Includes 1,114,251 shares owned of record by Jose Ramon Mas Holdings I Limited Partnership, a Texas limited partnership (“Jose Mas Holdings”). The sole general partner of Jose Mas Holdings is Jose Ramon Mas Holdings Corporation, a Texas corporation that is wholly owned by Mr. Jose Mas. Also includes 135,500 shares owned of record by Jorge Mas Canosa Freedom Foundation, Inc., a Florida non-for-profit corporation (“Freedom Foundation”) of which Mr. Jose Ramon Mas is secretary; 270,929 shares covered by options exercisable within 60 days of October 15, 2004; and 837,209 shares owned of record individually. Mr. Jose Ramon Mas disclaims beneficial ownership of the shares held by the Freedom Foundation.

(3)	Restricted Stock Grants which will become vested and nonforfeitable on the third anniversary of the date of grant and before the third anniversary of the date of the award no portion of the Restricted Stock shall be vested.

(4)	Includes shares of common stock that may be issued upon the exercise of stock options that are exercisable within 60 days of October 15, 2004 as follows: Julia L. Johnson, 32,475 shares; Jose S. Sorzano, 129,725 shares; John Van Heuvelen, 36,600 shares: Austin J. Shanfelter, 805,429 shares; Eric J. Tveter, 36,667 shares; and Donald P. Weinstein 53,334 shares.

(5)	Donald P. Weinstein served as Executive Vice President and Chief Financial Officer until March 11, 2004. Eric J. Tveter served as Executive Vice President and Chief Operations Officer until March 22, 2004. Includes shares of common stock that may be issued upon the exercise of stock options that are exercisable within 60 days of October 15, 2004 as follows: Eric J. Tveter 61,667 shares and Donald P. Weinstein 63,234 shares. The shares beneficially owned by both Mr. Tveter and Mr. Weinstein are based on the last Form 4 filing by the individual.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require that MasTec’s directors, executive officers and persons who own more than 10% of MasTec’s common stock, as well as certain affiliates of such persons, file initial reports of their ownership of MasTec’s common stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission. Directors, executive officers and persons owning more than 10% of MasTec’s common stock are required by Securities and Exchange Commission regulations to file with the Securities and Exchange Commission and the New York Stock Exchange reports of their respective ownership of common stock and to furnish MasTec with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports received, MasTec believes that during the year ended December 31, 2003, directors, executive officers and owners of more than 10% of the common stock timely complied with all applicable filing requirements, except that a Form 4 reporting the grant of options to Sherrill W. Hudson due on December 3, 2003 was filed on January 7, 2004 due to an administrative oversight.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table summarizes all compensation paid to our Chief Executive Officer and the other most highly compensated executive officers of MasTec whose total salary and bonus exceeded $100,000 (together, the “Named Executive Officers”) for services rendered in all capacities to MasTec and its subsidiaries for the years ended December 31, 2003, 2002 and 2001.

	Annual Compensation						Long Term Compensation
					Other Annual		Securities		All Other
Name and		Salary			Compensation		Underlying		Compensation
Principal Position	Year	($)	Bonus ($)		($)		Options (6)		($)
Austin J. Shanfelter	2003	542,308	100,000	(2)	75,000	(3)	150,000		500,000	(12)
President and Chief	2002	601,925	—		—		150,000	(7)	619,645	(12)
Executive Officer(1)	2001	391,996	—		—		450,000	(8)	—
Jose R. Mas	2003	225,000	—		21,156	(5)	150,000		1,627	(13)
Vice Chairman of	2002	216,346	—		20,343	(5)	—		1,627	(13)
the Board and	2001	157,197	—		—		125,000	(10)	1,627	(13)
Executive Vice President(1)
Donald P. Weinstein	2003	270,000	50,000	(4)	—		130,000	(9)	—
Former Executive	2002	258,577	100,000	(4)	—		30,000	(11)	—
Vice President and	2001	—	—		—		—		—
Chief Financial Officer(1)
Eric J. Tveter	2003	273,461	75,000	(4)	—		35,000		—
Former Executive	2002	126,923	143,750	(4)	—		50,000	(11)	—
Vice President and	2001	—	—		—		—		—
Chief Operations Officer(1)

(1)	Mr. Shanfelter became President and Chief Executive Officer in August 2001. Mr. Mas became Vice Chairman of the Board and Executive Vice President in August 2001. Mr. Weinstein became Executive Vice President and Chief Financial Officer in January 2002 and resigned his position in March 2004. Mr. Tveter became Executive Vice President and Chief Operations Officer in July 2002 and resigned on March 22, 2004.

(2)	Represents a bonus paid to Mr. Shanfelter in 2003 in connection with his amended employment agreement related to 2002 performance.

(3)	Represents a $75,000 payment of deferred compensation related to a split-dollar life insurance arrangement entered in 2000.

(4)	Represents bonuses relating to 2002 paid to Messrs. Weinstein and Tveter in 2002 and 2003 pursuant to their employment agreements and arrangements with MasTec.

(5)	Represents payments related to a split dollar life insurance arrangement entered in 2000.

(6)	The options were granted in the year indicated based on performance in the previous year unless otherwise noted.

(7)	Represents options to acquire 150,000 shares of our common stock that was granted to Mr. Shanfelter in connection with revising his employment agreement.

(8)	Represents options to acquire 300,000 shares of our common stock that were granted to Mr. Shanfelter for his increased responsibilities in connection with becoming President and Chief Executive Officer in August 2001 and options to acquire 150,000 shares of our common stock granted for performance during 2000 that were awarded in early 2001.

(9)	Represents options to acquire 100,000 shares of our common stock that were granted to Mr. Weinstein in connection to his amended employment agreement and options to acquire 30,000 shares of our common stock granted for 2003 performance.

(10)	Represents options to acquire 125,000 shares of our common stock that were granted to Mr. Mas for his increased responsibilities in connection with becoming Vice Chairman of the Board and Executive Vice President in August 2001.

(11)	Represents options for Mr. Tveter to acquire 50,000 shares of our common stock and Mr. Weinstein to acquire 30,000 of our common stock in connection with their respective employment arrangements with the Company.

(12)	Includes premiums paid by MasTec for insurance on the lives of Mr. Shanfelter and members of his family and interest owed to Mr. Shanfelter.

(13)	Represents premiums paid by MasTec for the term portion of life insurance on the lives of the individuals referenced.

Option Grants in Last Fiscal Year

     The following table provides information with respect to options to purchase common stock granted to the Named Executive Officers for the year ended December 31, 2003:

						Potential Realizable Value
						at Assumed Annual Rates
						of Stock Price Appreciation
		Individual Grants				for Option Term (6)
		Percent of
		Total
	Number of	Options
	Shares	granted to
	Underlying	Employees
	Options	for Fiscal	Exercise Price		Expiration
Name	Granted	Year(3)	($/sh)		Date	5%	10%
Austin J. Shanfelter	150,000	6.18%	$7.74	(5)	08/14/13	$730,147	$1,850,335

Jose R. Mas	150,000	6.18%	$7.74	(5)	08/14/13	$730,147	$1,850,335

Donald P.	100,000	4.12%	$2.215	(4)	05/01/10	$90,173	$210,141
Weinstein(1)	30,000	1.23%	$7.74	(5)	08/14/13	$146,029	$370,067

Eric J. Tveter(2)	35,000	1.44%	$2.215	(4)	05/01/10	$124,980	$291,256

(1)	Mr. Weinstein served as our Executive Vice President and Chief Financial Officer until March 2004.

(2)	Mr. Tveter served as our Executive Vice President and Chief Operating Officer until March 2004.

(3)	Based on options to purchase an aggregate of 2,427,000 shares of common stock granted to employees in 2003.

(4)	All options were granted at an exercise price equal to fair market value based on the mean between the high and low sale prices of our common stock on the New York Stock Exchange on the date of grant.

(5)	All options were granted at an exercise price equal to fair market value based on the closing price of our common stock on the New York Stock Exchange on the date of grant.

(6)	Amounts represent hypothetical gains assuming exercise at the end of the option term and assuming rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. The actual gains, if any, on the stock option exercises will depend on the future performance of our common stock, the optionee’s continued employment through applicable vesting periods and the date on which the options are exercised and the underlying shares are sold.

Aggregate Option Exercises and Year-End Option Values

     The following table sets forth information with respect to each exercise of stock options during the year ended December 31, 2003 by the Named Executive Officers and the value at December 31, 2003 of unexercised stock options held by the Named Executive Officers.

			Number of Shares
			Underlying	Value of Unexercised in
			Unexercised Options at	the Money Options at
	Shares	Value	December 31, 2003	December 31, 2003(3)
	Acquired on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
	(#)	($)	(#)	($)
Austin J. Shanfelter	0	0	553,379/402,550	$1,645,652/$2,738,250

Jose R. Mas	0	0	179,763/191,666	$396,668/$1,237,581

Donald P. Weinstein(1)	0	0	10,000/150,000	$77,400/$1,626,400

Eric J. Tveter(2)	0	0	25,000/60,000	$216,750/$657,575

(1)	Mr. Weinstein served as our Executive Vice President and Chief Financial Officer until March 2004.

(2)	Mr. Tveter served as our Executive Vice President and Chief Operating Officer until March 2004.

(3)	Market value of shares underlying in-the-money options at December 31, 2003 based on the product of $14.81 per share, the closing price of MasTec’s common stock on the New York Stock Exchange on December 31, 2003, less the exercise price of each option, multiplied by the number of in-the-money options as of that date.

Equity Compensation Plan Information

     The following table sets forth information about MasTec’s common stock that may be issued under all of MasTec’s existing equity compensation plans as of October 15, 2004 which include the 1994 Stock Incentive Plan, 1994 Stock Option Plan for Non-Employee Directors, 1997 Annual Incentive Compensation Plan, 1997 Non-Qualified Employee Stock Purchase Plan, Non-Employee Directors’ Stock Plan, Inepar Stock Option Agreement, 1999 Non-Qualified Option Plan, 2003 Employee Stock Incentive Plan, Amended and Restated 2003 Stock Incentive Plan for Non-Employees and individual option agreements. The 1994 Stock Incentive Plan, 1994 Stock Option Plan for Non-Employee Directors, 1997 Annual Incentive Compensation Plan, 2003 Employee Stock Incentive Plan and the Amended and Restated 2003 Stock Incentive Plan for Non-Employees were approved by our shareholders.

Number of Securities
Remaining Available
	Number of		for Future Issuance
	Securities to be		Under Equity
	Issued Upon		Compensation Plans
	Exercise of	Weighted Average	(Excluding
	Outstanding	Exercise Price of	Securities
	Options, Warrants	Outstanding Options,	Reflected
	and Rights	Warrants and Rights	in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	6,950,484	$10.96 (1)	8,359,147 (2)

Equity Compensation Plans Not Approved by Shareholders	2,331,370	$17.78 (1)	963,416

TOTAL	9,281,854		9,322,563

(1)	Calculations to compute the weighted average exercise price for options, warrants and rights under the 2003 Employee Stock Incentive Plan, and the Amended and Restated 2003 Stock Incentive Plan for Non-Employees, were based upon an assumed purchase price of $5.48 per share, which was the fair market value based on the closing sale price of our common stock on the New York Stock Exchange on October 15, 2004. For the 1997 Non-Qualified Employee Stock Purchase Plan the weighted average exercise price was based upon an assumed purchase price of $4.56 per share, which is a 15% discount from the fair market value based on the mean between the high and the low sale price of our common stock on the New York Stock Exchange on October 15, 2004. All other weighted averages for options, warrants and rights for all other plans were based upon an assumed purchase price of $5.37 per share, which was the fair market value based on the mean between the high and the low sale price of our common stock on the New York Stock Exchange on October 15, 2004. See “Summaries of Plans Not Approved by Our Shareholders” below for a description of the Non-Employee Directors’ Stock Plan and the 1997 Non-Qualified Employee Stock Purchase Plan.

(2)	The 1997 Annual Incentive Plan has 1,500,000 shares remaining available for future issuance, but MasTec has never issued any shares under the plan and has no current plans to do so.

Summaries of Plans Not Approved by Our Shareholders

     1997 Non-Qualified Employee Stock Purchase Plan. The MasTec, Inc. 1997 Non-Qualified Employee Stock Purchase Plan is administered by the Compensation Committee, and permits employees of MasTec who meet certain criteria set by the Committee to purchase common stock of MasTec at a 15% discount to the market price at the time of purchase. Such purchases are made through regular payroll deductions or lump sum investments. Employees are limited to a maximum investment of $25,000 in the plan each year. The total amount of common stock reserved under the plan is approximately 365,000 shares, substantially all of which has been purchased. The Board of Directors is considering amending the plan to increase the available number of shares under the plan.

     Non-Employee Directors’ Stock Plan. The MasTec, Inc. Non-Employee Directors’ Stock Plan adopted in 1998 permits non-employee directors to elect to receive all or a specified percentage of any director fees paid for each year of service on the board in shares of MasTec common stock. The number of shares issued to each non-employee director is determined by dividing the director’s fees owed to such director by the fair-market value of a share of common stock on the date of the issue. The shares issued are delivered to the non-employee director and the non-employee director has all the rights and privileges of a stockholder as to the shares. The shares were immediately vested upon grant and were not forfeitable to MasTec. The maximum number of shares of common stock that may be issued under the plan is 150,000, substantially all of which have not been issued.

     This plan is administered by the Compensation Committee. The Committee has authority to adopt such rules as it may deem appropriate to carry out the purposes of the plan. In the event MasTec undertakes a transaction resulting in a change in the outstanding common stock, the Committee in its discretion may make proportionate adjustments as it considers appropriate to prevent diminution or enlargement of the rights of non-employee directors under the plan with respect to the aggregate number of shares of common stock authorized to be issued under the plan. MasTec has not used this plan in the last four years since director compensation has been paid by grant of options to purchase common stock and has no current plans to use this plan in the future.

     1999 Non-Qualified Employee Stock Option Plan. The 1999 Non-Qualified Employee Stock Option Plan is administered by the Compensation Committee of the board and permits the Committee to grant non-qualified options to purchase up to 3,000,000 shares of common stock to any MasTec employee. The Compensation Committee determines the recipient of options, the number of shares covered by each option, and the terms and conditions of options within the parameters of the plan (including the exercise price, vesting schedule, and the expiration date) and may adopt rules and regulations necessary to carry out the plan.

     Options may be granted pursuant to the plan until January 31, 2009, after which time no further options will be granted under the plan, but options previously granted may be exercised pursuant to the respective terms. The Compensation Committee has the authority to change or discontinue the plan or the options issued pursuant thereto at any time without the holders consent so long as the holders’ rights would not be impaired. The plan permits the Compensation Committee to determine and accept different forms of payment pursuant to the exercise of options.

     The plan provides for the termination of all outstanding options whether or not vested in the event of a termination of employment, and permits the Committee to take certain actions in the event of a change of control to ensure fair and equitable treatment of the employees who hold options granted under the plan, including accelerating the vesting of any outstanding option, offering to purchase any outstanding option and making other changes to the terms of the outstanding options.

     Inepar Stock Option Agreement. Effective July 31, 1997, MasTec granted Inepar S.A. Indústria e Construcoes, a Brazilian corporation, an option to purchase 75,000 shares of MasTec common stock at $17.67 per share in connection with an acquisition by MasTec. All of the Inepar options are currently vested and will expire on July 31, 2007.

     Individual Option Grants. MasTec has entered into various option agreements with non-employee directors, advisors and other parties in connection with providing certain services, acquisitions and other matters. Such options have various vesting schedules and exercise prices and have been included in the equity compensation plan table above.

Employment and Other Agreements

     Effective January 1, 2002, MasTec entered into an employment agreement with Austin J. Shanfelter relating to his employment as President and Chief Executive Officer. The agreement expires on December 31, 2005 unless earlier terminated, and provides that Mr. Shanfelter will be paid an annual salary of $600,000, an initial bonus of $100,000 prior to March 31, 2003 and deferred compensation of $2,000,000. The agreement also provides for a bonus to be paid pursuant to an incentive performance bonus plan to be agreed upon and stock options pursuant to MasTec’s stock option plans. Following termination of employment, the agreement provides for a two-year consulting period at $500,000 per year. Additionally, if there is a change of control of MasTec during the employment term, the executive will be entitled to all of the unpaid portion of his salary for the remaining term of the agreement, to the consulting fees, any unpaid portion of the initial bonus and the deferred compensation amount and to immediate vesting of any previously unvested options. The agreement also contains gross-up for any excise taxes, confidentiality, non-competition and non-solicitation provisions.

     On January 1, 2002, MasTec set forth the terms and conditions of employment of Donald P. Weinstein relating to his employment as Executive Vice President and Chief Financial Officer. On January 7, 2004 (but effective as of December 1, 2003), we entered into an amended employment agreement with Mr. Weinstein. The agreement was for a term of three years and provided that Mr. Weinstein would be paid an annual base salary of $300,000 (with annual cost of living increases). Additionally, Mr. Weinstein was entitled to receive a total of $600,000 of deferred compensation over the term of the contract and was entitled to participate in our bonus plan for senior management, and would be entitled to a minimum annual performance bonus of $50,000 per year. Mr. Weinstein has resigned his position with the Company effective March 11, 2004. In connection therewith, we entered into a severance agreement with Mr. Weinstein pursuant to which we will pay him his base salary of $300,000 through December 2004, provide him with certain employee and insurance benefits and provide for the vesting of his stock options. The Compensation Committee approved this severance agreement on July 16, 2004.

     In July 2002, MasTec entered into an employment agreement with Eric J. Tveter as Executive Vice President and Chief Operations Officer with a two year term at an annual base salary of $300,000 (with annual cost of living increases) and a grant of 50,000 stock options, a guaranteed bonus for the year 2002 equal to one half of his base salary paid to him during the year 2002 and payable prior to March 31, 2003, and the right to participate in MasTec’s bonus plan for Senior Management, beginning January 1, 2003. The agreement also contained noncompete and nonsolicitation provisions for a period of two years following the term of the agreement. Mr. Tveter resigned his position with the company on March 22, 2004. In connection therewith, we entered into a severance agreement with Mr. Tveter pursuant to which we paid him severance of $33,134 during 2004, will pay him regular salary through July 14, 2004 at an annual rate of $306,837, will provide him with certain employee benefits and provide for the vesting of this stock options. The Compensation Committee approved Mt. Tveter’s severance agreement on April 15, 2004.

     In June 2001 and 2002, we paid $75,000 per year to Mr. Shanfelter related to a life insurance policy which was cancelled in April 2002.

     On November 1, 2002, MasTec and Austin J. Shanfelter entered into a split dollar agreement wherein MasTec agreed to pay the premiums due on a life insurance policy with an aggregate face amount of $18,000,000. Mr. Shanfelter and his spouse are the insureds under the policy. Under the terms of this agreement, MasTec is the sole owner and beneficiary of the policy and is entitled, upon the death of the insureds, to recover all premiums it pays on the policy plus interest equal to four percent, compounded annually. The remainder of the policy’s proceeds will be paid in accordance with Mr. Shanfelter’s designations. MasTec will make the premium payments for the term of the agreement or until the agreement is terminated, which occurs upon any of the following events: (i) total cessation of MasTec’s business, (ii) bankruptcy, receivership or dissolution of MasTec, or (iii) the six year anniversary of the agreement. In 2003, MasTec paid approximately $500,000 in premiums in connection with insurance policies for Mr. Shanfelter and his family.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies for MasTec’s compensation programs and for approving the compensation levels of the executives of MasTec, including its Chief Executive Officer. The Compensation Committee also reviews with the Chief Executive Officer guidelines for salaries and bonus awards applicable to MasTec’s employees other than its executives. The Compensation Committee is composed of John Van Heuvelen, who serves as Chairman, Julia L. Johnson, and Jose S. Sorzano, all of whom the Board of Directors in the exercise of its reasonable business judgment, has determined are independent pursuant to New York Stock Exchange and Securities and Exchange Commission regulations. William N. Shiebler served as Chairman of the Compensation Committee throughout 2003 and until August 2004.

Statement of Philosophy of Executive Compensation

     The executive compensation program of MasTec is designed to (i) provide base compensation reasonably comparable to that offered by other leading companies to their executives so as to attract and retain talented personnel, (ii) motivate executives to achieve the strategic goals set by MasTec by linking an executive’s incentive compensation to the performance of MasTec and applicable business units, as well as to individual performance, and (iii) align the interests of MasTec’s executives with the long-term interests of its shareholders through the award of stock options and other stock-related programs. To implement this philosophy, MasTec offers its executives compensation packages that include a mix of salary, incentive bonus awards, and stock options.

     In determining the level and form of executive compensation to be paid or awarded, the Committee relies primarily on MasTec’s results of operations and, in the case of senior executives, an assessment of MasTec’s overall performance in light of its strategic objectives. The primary factor the Compensation Committee considered in establishing 2003 compensation for senior executives was the net loss incurred by MasTec in 2002.

Salary

     The base salary of executives is determined initially by analyzing and evaluating the responsibilities of the position and comparing the proposed base salary with that of executives in comparable positions in other companies. Adjustments are determined by objective factors such as MasTec’s performance and the individual’s contribution to that performance and subjective considerations such as additional responsibilities taken on by the executive. Except for an increase in Donald P. Weinstein’s base salary in connection with an employment agreement entered into between MasTec and Mr. Weinstein on January 7, 2004, but effective December 31, 2003, there were no increases in base salary for executive officers during 2003.

Incentive Awards

     In addition to paying a base salary, MasTec awards incentive bonuses as a component of overall compensation. MasTec has established incentive compensation plans for our executives at both the corporate and operational levels that award incentive bonuses based primarily on MasTec’s or an individual unit’s performance as measured by earnings before interest and taxes (“EBIT”). Because bonuses are based on performance during a year and it takes time to gather and evaluate the necessary financial data to gauge performance, bonuses for performance in a year are not paid until the beginning of the next year. Awards are based on a multiple of base salary or a percentage of EBIT. A portion of the bonus may be awarded in stock and stock options. MasTec or the individual unit must meet certain minimum thresholds before any bonus is earned. Austin J. Shanfelter, Donald P. Weinstein, Eric J. Tveter were paid cash bonuses in 2003 in the amounts of $100,000, $50,000 and $75,000, respectively, for performance in 2002. The Compensation Committee awarded no cash bonuses to MasTec’s executives for performance in 2003. No bonuses were awarded to the Named Executive Officers in 2003.

Long-Term Incentives

     Stock options are granted as long-term incentive compensation to encourage and enhance positive performance and to align the interest of our executives with our shareholders. Options are granted at a price equal to the fair market value of our common stock on the New York Stock Exchange on the date of grant, and will have value only if MasTec’s stock price increases. Grants to executives are based on their scope of responsibility, performance, size of prior grants and strategic practices. During 2003, of the Named Executive Officers, Messrs. Shanfelter, Weinstein, Jose R. Mas and Tveter received options grants of 150,000, 130,000, 150,000 and 35,000 shares, respectively.

     Awards generally are not exercisable immediately upon grant, but instead vest over a specified period. Accordingly, an employee must remain employed by us for a specified period to enjoy the full economic benefit of an award.

Chief Executive Officer Compensation

     Effective January 1, 2002, MasTec entered into an employment agreement with Austin J. Shanfelter relating to his employment as Chief Executive Officer. The agreement is for a term of four years unless earlier terminated, and provides that Mr. Shanfelter will be paid an annual salary of $600,000, an initial bonus of $100,000 prior to March 31, 2003 and deferred compensation of $2,000,000. The agreement also provides for a bonus to be paid pursuant to an incentive performance bonus plan to be agreed upon. Finally, following termination of employment, the agreement provides for a two-year consulting period at $500,000 per year. Additionally, if there is a change of control of MasTec during the employment term, the executive will be entitled to all of the unpaid portion of his salary for the remaining term of the agreement, to the consulting fees, any unpaid portion of the initial bonus and the deferred compensation amount and to immediate vesting of any previously unvested options. The agreement also contains non-competition and non-solicitation provisions during the term of the agreement.

Compensation Committee Interlocks and Insider Participation

     Jorge Mas and Jose Ramon Mas, Chairman of the Board and Vice Chairman of the Board and Executive Vice President of MasTec, respectively, are members of the Board of Directors of Neff Corp., and Juan Carlos Mas, the brother of Jorge and Jose Ramon Mas, is the Chairman, CEO and a director of Neff Corp. Messrs. Jorge, Jose Ramon and Juan Carlos Mas, and their respective families, own a controlling interest in both MasTec and Neff Corp. MasTec purchases, rents and leases equipment used in its business from a number of different vendors, on a nonexclusive basis, including Neff. See “Certain Relationships and Related Transactions” below for more information.

/s/ John Van Heuvelen, Chairman /s/ Julia L. Johnson /s/ Jose S. Sorzano

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     MasTec purchases, rents and leases equipment used in its business from a number of different vendors, on a non-exclusive basis, including Neff Corp., in which Jorge Mas and Jose Mas are directors and owners of a controlling interest. Juan Carlos Mas, the brother of Jorge and Jose Mas, is Chairman, Chief Executive Officer and a director of Neff Corp. In 2003, MasTec paid Neff approximately $1.7 million for equipment purchases, rentals and leases, which constituted approximately 4.0% of MasTec’s total equipment purchases, rentals and leases in 2003. MasTec believes the amount paid to Neff is equivalent to the payments that would have been made between unrelated parties for similar transactions acting at arm’s length.

     Effective as of August 27, 2002, MasTec and Jorge Mas entered into a split dollar agreement wherein MasTec agreed to pay the premiums due on two life insurance policies with an aggregate face amount of $50,000,000. Mr. Mas and his spouse are the insureds under the policies. Under the terms of this agreement, MasTec is the sole owner and beneficiary of the policies and is entitled to recover all premiums it pays on the policies plus interest equal to four percent, compounded annually, upon the death of the insureds. The remainder of the policies’ proceeds will be paid in accordance with Mr. Mas’ designations. MasTec will make the premium payments until the agreement is terminated, which occurs upon any of the following events: (i) total cessation of MasTec’s business, (ii) bankruptcy, receivership or dissolution of MasTec, or (iii) a change of control of MasTec.

     Additionally, effective as of September 13, 2002, MasTec and Jorge Mas entered into a second split dollar agreement (as amended on December 1, 2002) wherein MasTec agreed to pay the premiums due on a life insurance policy with a face amount of $80,000,000, $60,000,000 of which is subject to the agreement and the remaining $20,000,000 is deemed to be key-man insurance payable to MasTec and falls outside of the agreement. Jorge Mas is the insured under this policy. Under the terms of this agreement, MasTec is the sole owner and beneficiary of the policy and is entitled to recover all premiums it pays on the portion of the policy subject to the agreement, plus interest equal to four percent, compounded annually, upon the death of the insured. MasTec will make the premium payments until the agreement is terminated, which occurs upon any of the following events: (i) total cessation of MasTec’s business, (ii) bankruptcy, receivership or dissolution of MasTec, or (iii) a change of control of MasTec. An amount equal to $60,000,000 of the policy’s proceeds will be paid in accordance with Jorge Mas’s designations. Any remainder of the proceeds will be paid to MasTec.

     In 2003, MasTec paid $1,135,091 in premiums in connection with the split dollar agreements for Jorge Mas.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on MasTec’s common stock from December 31, 1998 through December 31, 2003 with the cumulative total return of the Standard & Poor’s 500 Stock Index and a company-constructed index of six peer companies consisting of Black Box Corp., Dycom Industries, Inc., International Fibercom, Inc., Quanta Services, Inc., and Wireless Facilities Inc. The graph assumes that the value of the investment in the common stock was $100 on December 31, 1998, with the number of shares purchased for the $100 investment determined based on the fair market value on that date and that all dividends were reinvested. This data is not necessarily indicative of future results.

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
MASTEC, INC.	100.00	211.90	142.85	49.64	21.07	105.78
S & P 500	100.00	121.04	110.02	96.95	75.52	97.18
PEER GROUP	100.00	136.44	141.34	68.01	44.06	73.61

AUDIT COMMITTEE AND AUDIT RELATED INFORMATION

Audit Committee Report

     The Audit Committee of MasTec is composed of three directors, whom the Board of Directors, in the exercise of its reasonable business judgment, has determined meet the independence and experience requirements of the New York Stock Exchange and Securities and Exchange Commission regulations. In 2003, the Audit Committee met six times. The Audit Committee has adopted, and annually reviews, a charter, which provides the duties and obligations of the Audit Committee. In March 2004, the Board of Directors approved an amended charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.

     During the year 2003, at each of its meetings, the Audit Committee met with senior members of the financial management team and with independent auditors. The agenda of the Audit Committee is established by the Chairman. Members of the Audit Committee had private executive sessions, at each of its meetings, with independent auditors for the purpose of discussing financial management, accounting and internal control issues.

     The Audit Committee engaged Ernst & Young LLP as the independent auditor for MasTec for the year ended December 31, 2003 and reviewed with MasTec’s financial management team and the independent auditors the scope of the annual audit plan, the results of their examination, the evaluation by the independent auditors of the internal control systems and MasTec’s financial reporting. The Audit Committee has reviewed with management and the independent auditors the critical accounting policies of MasTec and the reasonableness of accounting judgments and estimates.

     The Audit Committee also discussed with the independent auditors the matters required to be reviewed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), and reviewed the written disclosures and related correspondence from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee reviewed and discussed with the independent auditors their independence from MasTec. In connection with discussions regarding independence, the Audit Committee also considered with the independent auditors whether the provision of nonaudit services by independent auditors to MasTec is compatible with the auditors’ independence.

     The Audit Committee has reviewed the audited financial statements contained in the Annual Report on Form 10-K with our management, including a discussion of the accounting principles, the reasonableness of judgments and estimates, the clarity of disclosure in the financial statements and the conformity of the consolidated financial statements of MasTec with generally accepted accounting principles.

     In performing its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of our management, which has the primary responsibility for the financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles.

     In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors and the Board of Directors has approved, that the audited financial statements be included in MasTec’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ John Van Heuvelen, Chairman
/s/ Julia L. Johnson
/s/ Frank E. Jaumot

Audit Fees

     Fees for services rendered by Ernst & Young for the audit of our annual financial statements and review of financial statements included in quarterly reports on Form 10-Q for 2003 and 2002 totaled approximately $2.7 million and $1.3 million, respectively.

Audit Related Fees

     Fees for audit related services, which are services that are reasonably related to the performance of the audit or review of quarterly financial statements, performed by Ernst & Young for 2003 and 2002 totaled $77,250 and $81,471, respectively.

Tax Fees

     Fees for tax services, including compliance, tax advice and tax planning, performed by Ernst & Young for 2003 and 2002 totaled approximately $265,000 and $52,000, respectively.

All Other Fee

     Other services amounted to $1,500 in 2003. There were no fees for other services not described above in 2002.

Pre-approval Policies

     The Audit Committee pre-approves all auditing services and the terms of such services (which may include providing comfort letters in connection with securities underwritings) and non-audit services provided by our independent auditors, but only to the extent that the non-audit services are not prohibited under applicable law and the Audit Committee reasonably determines that the non-audit services do not impair the independence of the independent auditors. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

     The pre-approval requirement is waived with respect to the provision of non-audit services for MasTec if (i) the aggregate amount of all such non-audit services provided to MasTec constitutes not more than 5% of the total amount of revenues paid by MasTec to its independent auditors during the fiscal year in which such non-audit services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Audit Committee.

     The Audit Committee has considered and determined that the provision of the non-audit services described above is compatible with maintaining the auditor’s independence.

     During 2003 and 2002, audit related services, tax services, and all other services to be provided by Ernst & Young were pre-approved by the Audit Committee.

MISCELLANEOUS

List of MasTec’s Shareholders

     A list of MasTec’s shareholders as of October 15, 2004, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters located at 800 Douglas Road, 12th Floor, Coral Gables, Florida, 33134 during normal business hours during the 10-day period prior to the Annual Meeting.

Shareholders’ Proposals for 2005 Annual Meeting

     Under our bylaws, MasTec must receive any proposal of an eligible shareholder intended to be presented at the Annual Meeting of Shareholders of MasTec in 2005 on or before December 31, 2004, for the proposal to be eligible for inclusion in our Proxy Statement and Proxy related to that meeting. Any notice regarding a shareholder proposal must include the information specified in Article I, Section 9 of our bylaws. If a shareholder fails to comply with Article I, Section 9 of our bylaws or notifies MasTec after December 31, 2004 of an intent to present a proposal at MasTec’s Annual Meeting of Shareholders in the year 2005, the proposal will not be considered. A copy of our bylaw requirements will be provided upon written request to: MasTec Legal Department, 800 Douglas Road, 12th Floor, Coral Gables, Florida, 33134

Householding

     Unless contrary instructions are received, MasTec may send a single copy of the Annual Report, Proxy Statement and Notice of Annual Meeting to any household at which two or more shareholders reside if MasTec believes the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card. This process is known as “householding” and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by MasTec.

     If you would like to receive a separate set of MasTec’s annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another shareholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

1.	If your shares are registered in your own name, please contact our transfer agent Wachovia Securities, and inform them of your request by calling them at 1-800-829-8432 or by writing to them at Corporate Trust Client Services NC-1153, 1525 West W.T. Harris Boulevard 3C3, Charlotte, North Carolina 28262-1153.

2.	If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Other Matters that May Come Before the Annual Meeting

     The Board of Directors does not intend to present and knows of no others who intend to present at the Annual Meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote any proxies on such matters in accordance with their judgment.

     MasTec’s Annual Report on Form 10-K for the year ended December 31, 2003 is being mailed or transmitted with this Proxy Statement to shareholders of record as of October 15, 2004. The Form 10-K does not form any part of the material for the solicitation of proxies.

/s/ Cristina Canales
Cristina Canales, Secretary
Coral Gables, Florida
October 21, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
MASTEC, INC.

1. PURPOSE

     The Audit Committee (the “Committee”) of the Board of Directors of MasTec, Inc. (the “Company”) shall assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities with respect to: (i) the financial reports and other financial information provided by the Company to the public or any governmental body; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s systems of internal controls regarding finance, accounting and legal compliance; (iv) the qualifications and independence of the Company’s independent auditors; (v) the performance of the Company’s internal audit function and independent auditors; (vi) the Company’s auditing, accounting, and financial reporting processes generally; and (vii) the performance of such other functions as the Board may assign from time to time. To this end, the Committee will maintain free and open communication with the Board, the independent auditors, the Company’s internal auditor and any other person responsible for the financial management of the Company. The Committee will also prepare an audit committee report as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement. Consistent with its functions, the Committee will encourage continuous improvement of, and will foster adherence to, the Company’s policies, procedures and practices at all levels.

     The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section 5 of this Charter.

     As an oversight body, the Committee does not have responsibility for day-to-day operations and financial reporting. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles; rather, this is the responsibility of management and the independent auditors.

2. COMPOSITION AND ORGANIZATION

     The Committee will consist of three or more directors, each of whom must be an “Independent Director” (as defined below). Members of the Committee shall be appointed by the Board and, unless otherwise directed by the Board, shall serve one-year terms. Members may be removed by the Board at any time with or without cause. Upon the removal or resignation of a member, the Board may appoint a successor to serve the remainder of the unexpired term. The Board will appoint one member of the Committee as chairperson. If the Board fails to appoint a chairperson, the Committee will appoint one member of the Committee as chairperson. The Company shall have the power to create subcommittees with such powers as the Committee shall from time to time confer.

     For purposes of this Charter, the term “Independent Director” means: a person whom the Board affirmatively determines has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In addition, the following persons shall not be considered independent until three years after any of the following events occur or relationships terminate:

•	a director who is or has been employed by the Company or whose immediate family member is or has been an executive officer of the Company’s;

•	a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other form of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service)

•	a director who is affiliated with or employed by or whose immediate family member is affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Company;

•	a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; or

•	a director who is an executive officer or an employee, or whose immediate family member is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

     Additionally, the following enhanced “Independent Director” requirement applies to members of the Audit Committee. The following persons will not be considered independent:

•	a director who accepts any consulting, advisory or other compensatory fees from the Company or any subsidiary of the Company other than for service on the Board or a committee of the Board.

•	a director that is an “affiliate” of the Company under the rules of the U.S. Securities and Exchange Commission.

     For purposes of this Charter, “immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone who shares such person’s house.

3. QUALIFICATIONS

     Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Nominating and Governance Committee and the Board determine that such simultaneous service would not impair the ability of such director to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement. Accordingly:

•	each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee; and

•	at least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment, in order to meet requirements as a “Financial Expert” as defined by the U.S. Securities and Exchange Commission.

4. MEETINGS

     The Committee will meet at least four times annually and more frequently as circumstances dictate. The Committee chairperson will establish the agenda for each Committee meeting. As part of its job to foster open communication, the Committee will meet at least quarterly with management, the internal auditor and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee will meet with the independent auditors and management quarterly to review the Company’s financials, consistent with Section 5 below.

5. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee will:

1. Document / Report Review

(a)	Review this Charter at least annually, update this Charter as necessary and ensure that this Charter is posted on the Company’s website.

(b)	Review any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

(c)	Review the regular internal reports to management prepared by the internal auditing department and management’s response.

(d)	Review with financial management and the independent auditors each Form 10-Q and Form 10-K prior to its filing.

(e)	Obtain and review, at least annually, a report by the independent auditors describing: (i) the independent auditors’ internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

(f)	Review a formal written statement submitted by the independent auditors to the Company at least annually which delineates all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1.

(g)	Review a report of the independent auditors prior to the filing of the Form 10-K or the release of any audited financial statements of the Company with respect to:

(i)	all critical accounting policies and practices used;

(ii)	all alternative treatments of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(iii)	other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

(h)	Review with management, including both the Chief Executive Officer and Chief Financial Officer: (i) on a quarterly basis, the report of the Disclosure Controls Committee and the internal control system, and (ii) on an annual basis, the internal control report to be filed with the Company’s annual report on Form 10-K.

(i)	Prepare (or cause to be prepared) the report of the Committee to be included in the Company’s annual proxy statement.

2. Independent Auditors and Other Advisors

(a)	Have sole authority, without Board action, to select and hire the independent auditors, considering independence and effectiveness. On an annual basis, the Committee should review and discuss with the independent auditors all disclosed relationships the independent auditors have with the Company to determine the independent auditors’ objectivity and independence, consistent with Independence Standards Board Standard No. 1.

(b)	Have sole authority, without Board action, to approve the independent auditors’ fees.

(c)	Have sole authority, without Board action, to approve all audit and non-audit services provided by the independent auditors, prior to the Company’s receipt of such services. All approved non-audit services shall be disclosed in the Company’s periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

(d)	Review and evaluate the qualifications, performance and independence of the independent auditors; when circumstances warrant, discharge the independent auditors; and nominate independent auditors for stockholder approval in the Company’s annual proxy statement. The independent auditors will be accountable to the Board and the Committee, as representatives of the stockholders of the Company.

(e)	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

(f)	Have sole authority, without Board action, to set clear hiring policies for employees or former employees of the independent auditors, including the requirement that no person be hired as Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer or any other financial reporting oversight role if such person was employed by the independent auditors and participated in any capacity in the audit of the Company during the one year period preceding the date of initiation of such audit.

(g)	Have sole authority, without Board action, to hire and determine the fees and other retention terms for legal, accounting and other advisors to the Committee as it sees fit.

3. Financial Reporting Processes

(a)	Discuss the annual audited financial statements and quarterly financial statements with management, the internal auditor and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

(b)	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

(c)	In consultation with the independent auditors and the internal auditor, review the integrity of the Company’s internal and external financial reporting processes.

(d)	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

e)	Consider and approve, if appropriate, major changes to the Company’s accounting principles and practices as suggested by the independent auditors, management or the internal auditing department.

4. Process Improvement

(a)	Establish regular and separate systems of reporting to the Committee by each of management, the independent auditors and the internal auditor regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

(b)	Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditing department any problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management’s response to the problems or difficulties.

(c)	Review any significant disagreement between management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements.

(d)	Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

(e)	Report to the Board on a regular basis and forward copies of the minutes of all meetings to the Board.

(f)	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters; and (ii) the confidential anonymous submission by employees of concerns regarding accounting or auditing matters.

(g)	Annually review and evaluate the performance of the Committee.

5. Legal Compliance

(a)	Review activities, organizational structure, and qualifications of the internal audit department.

(b)	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements and compliance programs and policies.

(c)	Review and discuss the Company’s risk assessment and risk management policies.

(d)	Review and approve all related party transactions.

(e)	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

800 DOUGLAS ROAD, 12th FLOOR CORAL GABLES, FL 33134	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before or meeting date. Have your proxy card in hand when you call.

VOTE BY MAIL - Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to MasTec, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK	MASTEC	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

MasTec, Inc.

(1)	Election of four (4) Directors as described in the Proxy Statement of the Board of Directors. The Board of Directors recommends a vote FOR ALL nominees	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below:
	listed below.	☐	☐	☐

The nominee for Class II Director is:
Carlos M. de Cespedes

The nominees for Class III Directors are:
Robert J. Dwyer, Frank E. Jaumot and Jose S. Sorzano

(2)	In the Proxies’ discretion, upon any other business that may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

Receipt of the Notice and Proxy Statement for the 2004 Annual Meeting of Shareholders and MasTec’s Annual Report on Form 10-K for the year ended December 31, 2003 is acknowledged.

(Please sign exactly as your name or names appear on this proxy. When signing as executor, guardian, trustee, joint owners, agent, authorized representative or a corporate owner, or other representative, please give your full title as such.)

Signature [PLEASE SIGN WITHIN BOX] Date		Signature (Joint Owners) Date

PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS OF MASTEC, INC.

The undersigned hereby constitutes and appoints Michael G. Nearing and Cristina Canales (the “Proxies”), or any one of them, with full power of substitution, attorneys and proxies for the undersigned, to vote all shares of common stock of MasTec, Inc. (“MasTec”) that the undersigned would be entitled to vote at the 2004 Annual Meeting of Shareholders to be held at Douglas Entrance, Grand Ballroom, 800 Douglas Road, Coral Gables, Florida 33134, at 9:30 a.m. on Thursday, November 18, 2004 or any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including, but not limited to, the matters stated on the reverse side.

If shares of MasTec common stock are issued to or held for the account of the undersigned under the MasTec 401(k) Retirement Plan (the “Plan”), then the undersigned hereby directs the Trustee of the Plan to vote all shares of MasTec common stock in the undersigned’s name and/or account under the Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including, but not limited to, the matters stated on the reverse side.

ANY PROPER PROXY RECEIVED BY MASTEC AS TO WHICH NO CHOICE HAS BEEN INDICATED WILL BE VOTED BY THE PROXIES “FOR ALL” THE NOMINEES SET FORTH ON THE REVERSE SIDE AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, YOUR PROXY CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS CARD OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING SET FORTH ON THE REVERSE SIDE.

(Continued and to be signed on reverse)